As filed with the Securities and Exchange Commission on February 21, 2014
Registration No. 333-14591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIMBALL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-0514506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1600 Royal Street Jasper, Indiana (Address of Principal Executive Offices)	47549-1001 (Zip Code)
KIMBALL INTERNATIONAL, INC. 1996 STOCK INCENTIVE PROGRAM
KIMBALL INTERNATIONAL, INC. 1996 DIRECTOR STOCK COMPENSATION AND OPTION PLAN
(Full title of the plan)

John H. Kahle
Executive Vice President, General Counsel and Secretary
Kimball International, Inc.
1600 Royal Street
Jasper, Indiana 47549
(Name and address of agent for service)

(812) 482-1600
(Telephone number, including area code, of agent for service)

Copy to:
Janelle Blankenship
Faegre Baker Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☐                                                                                       Accelerated filer  ☒
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)            Smaller reporting company  ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Kimball International, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to withdraw and remove from registration the unissued and unsold securities under the Kimball International, Inc. 1996 Stock Incentive Program (the “1996 Plan”) and the Kimball International, Inc. 1996 Director Stock Compensation and Option Plan (the “1996 Directors Plan”), previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on October 22, 1996 (File No. 333-14591) (the “Registration Statement”). The Registration Statement registered up to 4,200,000 shares of the Company’s Class B Common Stock issuable to participants under the 1996 Plan and 250,000 shares of the Company’s Class B Common Stock issuable to participants under the 1996 Directors Plan (each as adjusted for the two-for-one stock split in December 1997).
In 2003, the Board of Directors and the shareholders of the Company adopted and approved the Kimball International, Inc. 2003 Stock Option and Incentive Plan (the “2003 Plan”), which replaced the 1996 Plan and the 1996 Directors Plan. After the approval of the 2003 Plan, no further grants were made under the 1996 Plan or the 1996 Directors Plan. All awards granted under the 1996 Plan and the 1996 Directors Plan have expired or have been fully exercised.
In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of the Company’s Class B Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES
        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on February 21, 2014.

Kimball International, Inc. (Registrant)

By:	/s/ JAMES C. THYEN
James C. Thyen
President and Chief Executive Officer

POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes James C. Thyen and John H. Kahle, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of James C. Thyen and John H. Kahle, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date

/s/ JAMES C. THYEN	President and Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2014
James C. Thyen

/s/ ROBERT F. SCHNEIDER	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	February 18, 2014
Robert F. Schneider

/s/ MICHELLE R. SCHROEDER	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 18, 2014
Michelle R. Schroeder

/s/ DOUGLAS A. HABIG	Chairman of the Board	February 18, 2014
Douglas A. Habig

/s/ DONALD D. CHARRON	Director	February 18, 2014
Donald D. Charron

/s/ TIMOTHY J. JAHNKE	Director	February 18, 2014
Timothy J. Jahnke

/s/ KIMBERLY K. RYAN	Director	February 18, 2014
Kimberly K. Ryan

/s/ GEOFFREY L. STRINGER	Director	February 18, 2014
Geoffrey L. Stringer

/s/ THOMAS J. TISCHHAUSER	Director	February 18, 2014
Thomas J. Tischhauser

/s/ CHRISTINE M. VUJOVICH	Director	February 18, 2014
Christine M. Vujovich

/s/ JACK R. WENTWORTH	Director	February 18, 2014
Jack R. Wentworth